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                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         GROUP TECHNOLOGIES CORPORATION


                           PRIMARY EARNINGS PER SHARE


                                                                        QUARTERS ENDED
                                                                    ----------------------
                                                                    MARCH 31,    APRIL 2,
                                                                       1996        1995
                                                                    ----------  ----------
Weighted averages shares outstanding .............................  15,965,145  15,659,879
Net effect of dilutive stock options (based on treasury method) ..     298,100
                                                                    ----------  ----------

Total ............................................................  16,263,245  15,659,879
                                                                    ==========  ==========

Net income (loss) ................................................  $    5,000  $ (903,000)

Net income (loss) per share ......................................  $     0.00  $    (0.06)

                        FULLY DILUTED EARNINGS PER SHARE

                                                                     QUARTERS ENDED
                                                                 ----------------------
                                                                 MARCH 31,    APRIL 2,
                                                                    1996        1995
                                                                 ----------  ----------
Primary weighted averages shares outstanding ..................  16,263,245  15,659,879
Net effect of dilutive stock options (based on treasury method)
                                                                 ----------  ----------

Total .........................................................  16,263,245  15,659,879
                                                                 ==========  ==========

Net income (loss) .............................................  $    5,000  $ (903,000)

Net income (loss) per share ...................................  $     0.00  $    (0.06)